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                                                                    Exhibit 4.1

                          TRIQUINT SEMICONDUCTOR, INC.

                          1996 STOCK INCENTIVE PROGRAM
                  (AS AMENDED AND RESTATED EFFECTIVE MAY 1999)

     1. PURPOSES OF THE PROGRAM. The purposes of this Stock Incentive Program are to attract and retain the best available personnel for positions of substantial responsibility, to provide additional incentive to the Employees, Consultants and certain Outside Directors of the Company and to promote the success of the Company's business.

          Options granted hereunder may be either Incentive Stock Options or Nonstatutory Stock Options, at the discretion of the Board and as reflected in the terms of the written option agreement. The Program also provides for automatic grants of Nonstatutory Stock Options to Outside Directors who are neither representatives nor employees or shareholders owning more than one percent (1%) of the outstanding shares of the Company.

     2.   DEFINITIONS.  As used herein, the following definitions shall apply:

          (a) "ADMINISTRATOR" shall mean the Board or any of its Committees as shall be administering the Program, in accordance with Section 4 of the Program.

          (b) "APPLICABLE LAWS" means the requirements relating to the administration of stock option plans under U. S. state corporate laws, U.S. federal and state securities laws, the Code, any stock exchange or quotation system on which the Common Stock is listed or quoted and the applicable laws of any foreign country or jurisdiction where Options or Stock Purchase Rights are, or will be, granted under the Plan.

          (c)  "BOARD" shall mean the Board of Directors of the Company.

          (d)  "CODE" shall mean the Internal Revenue Code of 1986, as amended.

          (e)  "COMMON STOCK" shall mean the Common Stock of the Company.

          (f) "COMPANY" shall mean TriQuint Semiconductor, Inc., a Delaware corporation.

          (g) "COMMITTEE" shall mean a Committee appointed by the Board of Directors in accordance with Section 4 of the Program.

          (h) "CONSULTANT" shall mean any person who is engaged by the Company or any Parent or Subsidiary to render consulting services and is compensated for such consulting services; provided that the term Consultant shall not include directors who are not compensated for their services; or are paid only a director's fee by the Company.

          (i)  "DIRECTOR " shall mean a member of the Board.

          (j) "CONTINUOUS STATUS AS AN EMPLOYEE, CONSULTANT OR OUTSIDE DIRECTOR" shall mean the absence of any interruption or termination of service as an Employee, Consultant or


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Outside Director. Continuous Status as an Employee, Consultant or Outside
Director shall not be considered interrupted in the case of sick leave, military leave, or any other leave of absence approved by the Administrator; provided that such leave is for a period of not more than 90 days or reemployment upon the expiration of such leave is guaranteed by contract or statute.

          (k) "EMPLOYEE" shall mean any person, including officers and directors, employed by the Company or any Parent or Subsidiary of the Company. The payment of a director's fee by the Company shall not be sufficient to constitute "employment" by the Company.

          (l) "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

          (m) "INCENTIVE STOCK OPTION" shall mean an Option intended to qualify as an incentive stock option within the meaning of Section 422 of the Code and the regulations promulgated thereunder.

          (n) "NONSTATUTORY STOCK OPTION" shall mean an Option not intended to qualify as an Incentive Stock Option.

          (o) "OFFICER " shall mean a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

          (p) "OPTION" shall mean a stock option granted pursuant to the Program.

          (q) "OPTIONED STOCK" shall mean the Common Stock subject to an Option.

          (r) "OPTIONEE" shall mean an Employee, Consultant or Outside Director who holds an outstanding Option.

          (s) "OUTSIDE DIRECTOR" shall mean a member of the Board of Directors of the Company who is not an Employee.

          (t) "PARENT" shall mean a "parent corporation", whether now or hereafter existing, as defined in Section 424(e) of the Code.

          (u)  "PROGRAM" shall mean this 1996 Stock Incentive Program.

          (v) "RULE 16b-3" shall mean Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Program.

          (w) "SHARE" shall mean a share of the Common Stock, as adjusted in accordance with Section 10 of the Program.

          (x) "SUBSIDIARY" shall mean a "subsidiary corporation", whether now or hereafter existing, as defined in Section 424(f) of the Code.


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     3.   STOCK SUBJECT TO THE PROGRAM.  Subject to the provisions of Section 10 of the Program, the maximum aggregate number of shares under the Program is 1,725,000 shares of Common Stock. The Shares may be authorized, but unissued, or reacquired Common Stock.

          If an Option should expire or become unexercisable for any reason without having been exercised in full, the unpurchased Shares which were subject thereto shall, unless the Program shall have been terminated, become available for future grant under the Program. Notwithstanding the above, however, if Shares are issued upon exercise of an Option and later repurchased by the Company, such Shares shall not become available for future grant or sale under the Program.

     4.   ADMINISTRATION OF THE PROGRAM.

          (a)  PROCEDURE.

               (i) MULTIPLE ADMINISTRATIVE BODIES. The Plan may be administered by different Committees with respect to different groups of Service Providers.

               (ii) SECTION 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as "performance-based compensation" within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more "outside directors" within the meaning of Section 162(m) of the Code.

               (iii) RULE 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

               (iv) OTHER ADMINISTRATION. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

          (b) POWERS OF THE ADMINISTRATOR. Subject to the provisions of the Program, the Administrator shall have the authority, in its discretion: (i) to grant Incentive Stock Options or Nonstatutory Stock Options; (ii) to determine, upon review of relevant information and in accordance with Section 7 of the Program, the fair market value of the Common Stock; (iii) to determine the exercise price per share of Options to be granted, which exercise price shall be determined in accordance with Section 7 of the Program; (iv) to determine the Employees or Consultants to whom, and the time or times at which, Options shall be granted and the number of shares to be represented by each Option (except with respect to automatic Option grants made to certain Outside Directors);
(v) to interpret the Program; (vi) to prescribe, amend and rescind rules and regulations relating to the Program; (vii) to determine the terms and provisions of each Option granted (which need not be identical) and, with the consent of the holder thereof, modify or amend each Option; (viii) to authorize any person to execute on behalf of the Company any instrument required to effectuate the grant of an Option previously granted by the Administrator; (ix) to allow Optionees to satisfy withholding tax obligations by electing to have the Company withhold from the


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Shares to be issued upon exercise of an Option that number of
Shares having a Fair Market Value equal to the amount required to be withheld; and (x) to make all other determinations deemed necessary or advisable for the administration of the Program. However, with respect to Options granted to certain Outside Directors pursuant to Section 8(b)(ii) hereof, the Administrator shall exercise no discretion and such awards shall be administered solely according to their terms.

          (c) EFFECT OF ADMINISTRATOR'S DECISION. All decisions, determinations and interpretations of the Administrator shall be final and binding on all Optionees and any other holders of any Options granted under the Program.

     5.   ELIGIBILITY.

          (a) Options may be granted to Employees and Consultants; Options may also be granted to Outside Directors who are neither employees nor representatives of shareholders owning more than one percent (1%) of the outstanding shares of the Company. However, (i) Incentive Stock Options may be granted only to Employees, and (ii) Options may only be granted to Outside Directors who are neither employees nor representatives of shareholders owning more than one percent (1%) of the outstanding shares of the Company in accordance with the provisions of Section 8(b)(ii) hereof. An Employee, Consultant or Outside Director who has been granted an Option may, if he is otherwise eligible, be granted an additional Option or Options.

          (b) To the extent that the aggregate fair market value of Shares subject to an Optionee's incentive stock options granted by the Company, any Parent or Subsidiary, which become exercisable for the first time during any calendar year (under all plans or programs of the Company or any Parent or Subsidiary) exceeds $100,000, such excess Options shall be treated as Nonstatutory Stock Options. For purposes of this Section 5(b), incentive stock options shall be taken into account in the order in which they were granted, and the fair market value of the Shares shall be determined as of the time of grant.

          (c) Neither the Program nor any Option shall confer upon any Optionee any right with respect to continuation of employment or consulting relationship with the Company, nor shall it interfere in any way with the Optionee's right or the Company's right to terminate such employment or consulting relationship at any time with or without cause.

          (d) The following limitations shall apply to grants of Options under the Program (defined below):

                    (i) The President of the Company shall not be granted, in any fiscal year of the Company, options to purchase more than 250,000 Shares, and no other Employee shall be granted, in any fiscal year of the Company, Options to purchase more than 125,000 Shares.

                    (ii) The foregoing limitations shall be adjusted proportionately in connection with any change in the Company's capitalization as described in Section 10.


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                    (iii)  If an Option is canceled in the same fiscal year of the Company in which it was granted (other than in connection with a transaction described in Section 10), the canceled Option will be counted against the limit set forth in Section (i) above. For this purpose, if the exercise price of an Option is reduced, the transaction will be treated as a cancellation of the Option and the grant of a new Option.

                    (iv)  The foregoing limitations set forth in this
Section 5(d) are intended to satisfy the requirements applicable to Options intended to qualify as "performance-based compensation" (within the meaning of Section 162(m) of the Code). In the event the Administrator determines that such limitations are not required to qualify Options as performance-based compensation, the Administrator may modify or eliminate such limitations.

     6. TERM OF PROGRAM. The Program shall become effective upon the earlier to occur of its adoption by the Board of Directors or its approval by vote of the shareholders of the Company as described in Section 16 of the Program. It shall continue in effect for a term of ten (10) years unless sooner terminated under Section 12 of the Program.

     7.   EXERCISE PRICE AND CONSIDERATION OF SHARES.

          (a) The per Share exercise price for the Shares to be issued pursuant to exercise of a Nonstatutory Stock Option shall be such price as is determined by the Administrator, but in no event shall it be (i) less than 50% of the fair market value per Share on the date of grant and (ii) in the case of an Incentive Stock Option, not less than 100% of the fair market value per Share on the date of grant. In the case of an Incentive Stock Option granted to an Employee who, at the time of grant of such Incentive Stock Option owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, the per Share exercise price shall be no less than 110% of the fair market value per Share on the date of grant.

          (b) The fair market value shall be determined by the Administrator; provided, however, in the event that the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market or The Nasdaq SmallCap Market of The Nasdaq Stock Market, its fair market value shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such exchange or system for the last market trading day prior to the time of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable; or in the event that the Common Stock is regularly quoted by a recognized securities dealer but selling prices are not reported, the fair market value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in THE WALL STREET JOURNAL or such other source as the Administrator deems reliable.

          (c) The consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall be determined by the Board and may consist entirely of:


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                    (i)    cash,

                    (ii)   check,

                    (iii)  promissory note,

                    (iv) other Shares of Common Stock which (i) either have been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (ii) have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said option shall be exercised,

                    (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale or loan proceeds required to pay the exercise price, or

                    (vi) any combination of such methods of payment, or such other consideration and method of payment for the issuance of Shares to the extent permitted under Sections 408 and 409 of the California General Corporation Law.

     In making its determination as to the type of consideration to accept, the Administrator shall consider if acceptance of such consideration may be reasonably expected to benefit the Company.

     However, with respect to Options granted to certain Outside Directors pursuant to Section 8(b)(ii) hereof, the consideration to be paid for the Shares to be issued upon exercise of an Option, including the method of payment, shall consist entirely of:

                    (i)    cash,

                    (ii)   check,

                    (iii) other Shares of Common Stock which (i) either have been owned by the Optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from the Company, and (ii) have a fair market value on the date of surrender equal to the aggregate exercise price of the Shares as to which said option shall be exercised,

                    (iv) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable,


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                           shall require to effect an exercise of the Option and
                           delivery to the Company of the sale or loan proceeds required to pay the exercise price, or

                    (v)    any combination of such methods of payment.

     8.   OPTIONS.

          (a) TERM OF OPTION. The term of each Option shall be ten (10) years from the date of grant thereof or such shorter term as may be provided in the Incentive Stock Option Agreement in the form attached hereto as Exhibit A. The term of each Option that is not an Incentive Stock Option shall be ten (10) years and one (1) day from the date of grant thereof or such shorter term as may be provided in the Nonstatutory Stock Option Agreement in the form attached hereto as Exhibit B-1 or B-2. However, in the case of an Option granted to an Optionee who, at the time the Option is granted, owns stock representing more than ten percent (10%) of the voting power of all classes of stock of the Company or any Parent or Subsidiary, (a) if the Option is an Incentive Stock Option, the term of the Option shall be five (5) years from the date of grant thereof or such shorter time as may be provided in the Incentive Stock Option Agreement, or (b) if the Option is not an Incentive Stock Option, the term of the Option shall be five (5) years and one (1) day from the date of grant thereof or such shorter term as may be provided in the Nonstatutory Stock Option Agreement. However, with respect to Options granted to certain Outside Directors pursuant to Section 8(b)(ii) hereof the term shall be as stated in such Section.

          (b)  EXERCISE OF OPTION.

                    (i)    PROCEDURE FOR EXERCISE; RIGHTS AS A SHAREHOLDER.
Any Option granted hereunder, except for Options granted to certain Outside Directors in accordance with Section 8(b)(ii) below, shall be exercisable at such times and under such conditions as determined by the Administrator, including performance criteria with respect to the Company and/or the Optionee, and shall be permissible under the terms of the Program.

                    An Option may not be exercised for a fraction of a Share.

                    An Option shall be deemed to be exercised when written notice of such exercise has been given to the Company in accordance with the terms of the Option by the person entitled to exercise the Option and full payment for the Shares with respect to which the Option is exercised has been received by the Company. Full payment may, as authorized by the Administrator, consist of any consideration and method of payment allowable under Section 7(c) of the Program. Until the issuance (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company) of the stock certificate evidencing such Shares, which issuance shall be made as soon as is practicable, no right to vote or receive dividends or any other rights as a shareholder shall exist with respect to the Optioned Stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly upon exercise of the Option. No adjustment will be made for a dividend or other right for which the


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record date is prior to the date the stock certificate is issued, except as provided in Section 10 of the Program.

               Exercise of an Option in any manner shall result in a decrease in the number of Shares which thereafter may be available, both for purposes of the Program and for sale under the Option, by the number of Shares as to which the Option is exercised.

               (ii)   AUTOMATIC OPTION GRANTS TO CERTAIN OUTSIDE DIRECTORS.
The provisions set forth in this Section 8(b)(ii) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974 as amended, or the rules or regulations promulgated thereunder. All grants of Options to Outside Directors under this Program shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

                      (A) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of shares to be covered by Options granted to Outside Directors; provided, however, that nothing in this Program shall be construed to prevent an Outside Director from declining to receive an Option under this Program.

                      (B) On the date of each annual meeting of the Company's shareholders (beginning with the 1996 annual meeting of shareholders), each person who is then an Outside Director (including any person who first becomes an Outside Director as of such date) and who is not a representative of shareholders owning more than one percent (1%) of the outstanding shares of the Company shall automatically receive an Option to purchase 6,000 Shares; provided, however, that no options shall be granted to an Outside Director pursuant to Section 8(b)(ii)(B) of this Program for any calendar year in which the Outside Director has been granted options under the TriQuint Semiconductor, Inc. 1987 Stock Incentive Program.

                      (C)     Each Outside Director who is not a
representative of shareholders owning more than one percent (1%) of the outstanding shares of the Company and who first becomes an Outside Director as of a date other than the date of an annual meeting of the Company's shareholders shall automatically receive, upon such date, an Option to purchase that number of Shares obtained by multiplying 6,000 by a fraction, the numerator of which is the difference obtained by subtracting from 12 the number of whole calendar months that have elapsed since the date of the previous annual meeting of the Company's shareholders and the denominator of which is 12; provided, however, that no options shall be granted to any Outside Director pursuant to Section 8(b)(ii)(C) of this Program for any calendar year in which such Outside Director has been granted options under the TriQuint Semiconductor, Inc. 1987 Stock Incentive Program..

                      (D) The terms of an Option granted pursuant to this Section 8(b)(ii) shall be as follows:

                              (1) the term of the Option shall be five (5) years;


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                              (2)  except as provided in Sections 8(b)(iii),
                                   8(b)(iv) and 8(b)(v) of this Program, the Option shall be exercisable only while the Outside Director remains a director;

                              (3) the exercise price per share of Common Stock shall be 100% of the fair market value on the date of grant of the Option, provided that, with respect to the Options granted on the date on which the Company's registration statement on Form S-1 (or any successor form thereof) is declared effective by the Securities and Exchange Commission, the fair market value of the Common Stock shall be the Price to Public as set forth in the final prospectus filed with the Securities and Exchange Commission pursuant to Rule 424 under the Securities Act of 1933, as amended;

                              (4)  the Option shall become exercisable in
                                   installments cumulatively with respect to twenty-five percent (25%) of the Optioned Stock six months after the date of grant and as to an additional twelve and one-half percent (12.5%) of the Optioned Stock each calendar quarter thereafter, so that one hundred percent (100%) of the Optioned Stock shall be exercisable two years after the date of grant; provided, however, that in no event shall any Option be exercisable prior to obtaining shareholder approval of the Program.

               (iii) ADDITIONAL AUTOMATIC OPTION GRANTS TO OUTSIDE DIRECTORS. The provisions set forth in this Section 8(b)(iii) shall not be amended more than once every six months, other than to comport with changes in the Code, the Employee Retirement Income Security Act of 1974 as amended, or the rules or regulations promulgated thereunder. All grants of Options to Outside Directors under this Program shall be automatic and non-discretionary and shall be made strictly in accordance with the following provisions:

                      (A) No person shall have any discretion to select which Outside Directors shall be granted Options or to determine the number of shares to be covered by Options granted to Outside Directors; provided, however, that nothing in this Program shall be construed to prevent an Outside Director from declining to receive an Option under this Program.

                      (B) Each Outside Director as of May 26, 1999 shall be automatically granted an Option to purchase 18,000 Shares at an exercise price equal to 100% of the fair market value on such date. On or after May 26, 1999, each person who becomes an Outside Director after date shall automatically receive an Option to purchase 18,000 Shares; provided,

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however that an Inside Director who ceases to be an Inside Director but who remains a Director shall not receive such automatic grant.

                      (C) The terms of an Option granted pursuant to this Section 8(b)(iii) shall be as follows:

                              (1) the term of the Option shall be ten (10) years;

                              (2) except as provided in Sections 8(b)(iv), 8(b)(v) and 8(b)(vi) of this Program, the Option shall be exercisable only while the Outside Director remains a director;

                              (3) the exercise price per share of Common Stock shall be 100% of the fair market value on the date of grant of the Option;

                              (4)  the Option shall become exercisable in
                                   installments cumulatively with respect to twenty-eight percent (28%) of the Optioned Stock one year after the date of grant and as to an additional two percent (2%) of the Optioned Stock each calendar month thereafter, so that one hundred percent (100%) of the Optioned Stock shall be exercisable four years after the date of grant.

               (iv) TERMINATION OF STATUS AS AN EMPLOYEE, CONSULTANT OR OUTSIDE DIRECTOR. In the event of termination of an Optionee's Continuous Status as an Employee, Consultant or Outside Director, such Optionee may, but only within three (3) months (or, for Options not granted pursuant to Sections 8(b)(ii) and (iii) hereof, for such other period of time, not exceeding three
(3) months in the case of an Incentive Stock Option or six (6) months in the case of a Nonstatutory Stock Option, as is determined by the Administrator, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) after the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent that the Optionee was entitled to exercise it as of the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of such termination, or if the Optionee does not exercise such Option (which the Optionee was entitled to exercise) within the time specified herein, the Option shall terminate.

               (v) DISABILITY OF OPTIONEE. Notwithstanding the provisions of Section 8(b)(iv) above, in the event of termination of an Optionee's Continuous Status as an Employee, Consultant or Outside Director as a result of his or her total and permanent disability (as defined in Section 22(e)(3) of the Code), the Optionee may, but only within six (6) months (or, for Options not granted pursuant to Sections 8(b)(ii) and (iii) hereof, for such other period of time not exceeding twelve (12) months as is determined by the Board, with such determination in the case of an Incentive Stock Option being made at the time of grant of the Option) from the date of such termination (but in no event later than the date of expiration of the term of such Option as set forth in the Option Agreement), exercise his or her Option to the extent the Optionee was entitled to exercise it at the date of such termination. To the extent that the Optionee was not entitled to exercise the Option at the date of termination, or if the Optionee does not exercise such Option (which the Optionee was entitled to exercise) within the time specified herein, the Option shall terminate.

               (vi)   DEATH OF OPTIONEE.  In the event of the death of an
Optionee:

                      (A) during the term of the Option, where the Optionee is at the time of his or her death an Employee, Consultant or Outside Director of the Company and where such Optionee shall have been in Continuous Status as an Employee, Consultant or Outside Director since the date of grant of the Option, the Option may be exercised, at any time within one (1) year following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, to the extent that he and she was entitled to exercise it at the date of death; or

                      (B) within three (3) months after the termination of Continuous Status as an Employee, Consultant or Outside Director for any reason other than for cause or a voluntary termination initiated by the Optionee, the Option may be exercised, at any time within one (1) year following the date of death, by the Optionee's estate or by a person who acquired the right to exercise the Option by bequest or inheritance, but only to the extent of the right to exercise that had accrued at the date of termination.

               (vii) BUYOUT PROVISIONS. The Administrator may at any time offer to buy out for a payment in cash or Shares, an Option previously granted based on such terms and conditions as the Administrator shall establish and communicate to the Optionee at the time that such offer is made; provided, however, that the Administrator shall not offer to buy out any Options granted pursuant to Sections 8(b)(ii) or (iii) of the Program.

     9. NON-TRANSFERABILITY OF OPTIONS. Unless determined otherwise by the Administrator, an Option may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the Optionee, only by the Optionee. If the Administrator makes an Option transferable, such option shall contain such additional terms and conditions as the Administrator deems appropriate.

     10. ADJUSTMENTS UPON CHANGES IN CAPITALIZATION OR MERGER. Subject to any required action by the shareholders of the Company, the number of shares of Common Stock covered by each outstanding Option, and the number of shares of Common Stock which have been authorized for issuance under the Program but as to which no Options have yet been granted or which have been returned to the Program upon cancellation or expiration of an Option, as well as the price per share of Common Stock covered by each such outstanding Option, shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or

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any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that conversion of any convertible securities of the Company shall not be deemed to have been "effected without receipt of consideration." Such adjustment shall be made by the Administrator, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Option.

          In the event of the proposed dissolution or liquidation of the Company, the Board shall notify the holder of an Option at least fifteen (15) days prior to such proposed action. To the extent it has not been previously exercised, the Option will terminate immediately prior to the consummation of such proposed action.

          In the event of a merger of the Company with or into another corporation, or the sale of all or substantially all of the Company's assets, the Option shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, that the Optionee shall have the right to exercise the Option as to all of the Optioned Stock, including as to Shares as to which the Option would not otherwise be exercisable. If the Board makes an Option fully exercisable in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify the Optionee that the Option shall be fully exercisable for a period of thirty (30) days from the date of such notice, and the Option will terminate upon the expiration of such period. Provided, however, that notwithstanding any other provision of this Program, Options granted pursuant to Section 8(b)(ii) hereof shall, in the event of a merger of the Company with or into another corporation or the sale of all or substantially all of the Company's assets, be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation; provided, further, however, that in the event the successor corporation or a parent or subsidiary of such successor corporation refuses to so assume or substitute such options, such options shall become fully vested and exercisable including as to Shares as to which such options would not otherwise be exercisable. For the purposes of this paragraph, the Option shall be considered assumed if, following the merger or asset sale, the option confers the right to purchase, for each Share of Optioned Stock subject to the Option immediately prior to the merger or asset sale, the consideration (whether stock, cash, or other securities or property) received in the merger or asset sale by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the merger or sale of assets was not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option, for each Share of Optioned Stock subject to the Option, to be solely common stock of the successor corporation or its Parent equal in fair marke value to the per share consideration received by holders of Common Stock in the merger or sale of assets.

     11. TIME OF GRANTING OPTIONS. The date of grant of an Option shall be the date on which the Administrator makes the determination granting such Option, except with respect to the date of grant of Options to certain Outside Directors, which is set by the terms of the Program. Notice of the determination shall be given to each Employee or Consultant to whom an Option is granted within a reasonable time after the date of such grant.

     12.  AMENDMENT AND TERMINATION OF THE PROGRAM.

          (a) AMENDMENT AND TERMINATION. The Board may at any time amend, alter, suspend or terminate the Program.

          (b) SHAREHOLDER APPROVAL. The Company shall obtain shareholder approval of any Program amendment to the extent necessary and desirable to comply with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such shareholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

          (c) EFFECT OF AMENDMENT OR TERMINATION. No amendment, alteration, suspension or termination of the Program shall impair the rights of any Optionee, unless mutually agreed otherwise between the Optionee and the Administrator, which agreement must be in writing and signed by the Optionee and the Company.

     13. CONDITIONS UPON ISSUANCE OF SHARES. Shares shall not be issued pursuant to the exercise of an Option unless the exercise of such Option and the issuance and delivery of such Shares pursuant thereto shall comply with all relevant provisions of law, including, without limitation, the Securities Act of 1933, as amended (the "Securities Act"), the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of any stock exchange upon which the Shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

          As a condition to the exercise of an Option, the Company may require the person exercising such Option or making such purchase to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned relevant provisions of law.

     14. RESERVATION OF SHARES. The Company, during the term of this Program, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Program.

          Inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company's counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

     15. OPTION AGREEMENTS. Each Option shall be designated in a written option agreement as either an Incentive Stock Option or a Nonstatutory Stock Option. Such agreements shall be subject to amendment from time to time as shall be determined by the Administrator; provided, however, that agreements reflecting option grants pursuant to Section 8(b)(ii) hereof shall contain only the terms and conditions as set forth in this Program.

     16. SHAREHOLDER APPROVAL. Continuance of the Program shall be subject to approval by the shareholders of the Company within twelve months before or after the date the Program is adopted. Such shareholder approval shall be obtained in the manner and to the degree required under applicable federal and state law.